EXHIBIT 10.1


                                LICENSE AGREEMENT


         THIS AGREEMENT, effective March 2, 1998 ("Effective Date") is entered into by MPM Corporation ("MPM" or "Licensor"), having a place of business at 16 Forge Park, Franklin, Massachusetts, and Quad Systems Corporation ("Quad" or "Licensee"), having a place of business at 2405 Maryland Road, Willow Grove, Pennsylvania 19090-1710.

         WHEREAS Licensor has the right to grant licenses to the patents and patent applications attached hereto as Schedule A and any patents which may issue thereon, including any continuations, divisions, reissues or reexaminations thereof worldwide, hereinafter referred to as "Patent Rights";

         WHEREAS Licensee wishes to obtain a nonexclusive license under the Patent Rights upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. License. The Licensor hereby grants to the Licensee, its divisions and subsidiaries, and the Licensee hereby accepts from the Licensor, upon the terms and conditions hereinafter specified, a paid-up, non-exclusive, non-transferable license to practice the inventions covered by the Patent Rights in the country or countries in which the Patent Rights are or hereafter become effective, in the manufacture, have made, use, offer for sale, import, export and sale of Licensed Products (meaning any and all products of Licensee covered by one or more claims of the patents listed in Schedule A), to the full end of the terms for which the Patent Rights are issued, unless sooner terminated as hereinafter provided. No other, further, or different license (including the right to sublicense) is granted or implied.

         2. Payment. Licensee or its designee shall pay to Licensor the amount of one million dollars ($1,000,000). The payments to Licensor by Licensee shall be made in U.S. dollars by direct transfer to the Account of MPM, Account No. 93649-55829-00101 at Fleet Bank, Providence, RI (ABA #011500010) or such other bank account designated by MPM in writing, as follows:

                  April 5, 1998                       $250,000
                  July 5, 1998                         250,000
                  October 5, 1998                      250,000
                  December 30, 1998                    250,000

         3. Release. Licensor releases Licensee, and all purchasers, customers and users of Licensed Products acquired from Licensee, from all claims, demands and rights of action which Licensor may have on account of any infringement or alleged infringement of any of the Patent Rights by the manufacture, use, sale, offer for sale, importation or other disposition of Licensed Products which, prior to the Effective Date of this Agreement, were manufactured, used, sold, offered for sale, imported or otherwise disposed of by Licensee.

         4. Marking. Licensee shall place in a conspicuous location on the Licensed Products, a patent notice in accordance with 35 U.S.C. ss.287.

         5.  Miscellaneous Provisions.
         5.1 Licensor does not give Licensee any indemnity against costs, damages, expenses or royalties arising out of proceedings brought against Licensee or any customer, purchaser or user of Licensed Products manufactured or sold by Licensee, by any third party. Should Licensee be sued for infringement of any patent or patents of a third party by reason of manufacture, use sale, offer for sale or importation or other disposition of the Licensed Products, Licensor shall, on request, assist Licensee in its defense to any such action to the extent that in all of the circumstances it is reasonable to do so, but shall otherwise be under no obligation in respect thereof. All costs of any such action shall be borne by Licensee.

         5.2 Upon any breach or default of this Agreement by either Licensee or Licensor, the non-defaulting party may terminate this Agreement by providing 30 days written notice to the defaulting party. Said notice shall become effective at the end of the notice period unless, during such notice period, the defaulting party shall cure such breach or default. It is agreed that the failure of Licensee to make any of the payments set forth in Paragraph 2 hereof shall constitute a breach of this Agreement.

         5.3 If Licensee shall become bankrupt or insolvent and/or if the business of Licensee shall be placed in the hands of a receiver, assignee, or trustee, whether by the voluntary act of the Licensee or otherwise, the license granted as part of this Agreement shall immediately terminate.

         5.4  Nothing in this Agreement shall be construed as:
         (a)  Requiring the filing of any patent application; or
         (b) A warranty or representation as to the validity or scope of any patent;or
         (c) Conferring by implication, estoppel or otherwise, any license or other right beyond those expressly provided above; or
         (d) Creating any form of partnership, joint venture or any form of mutual undertaking under which acts of either party are chargeable in any manner to the other party; or
         (e) Creating any form of license to the other party under any rights not specifically granted herein.

         5.5 Neither this Agreement, nor any license, in whole or in part, shall be assignable except with the prior written permission of the other party.

         5.6 Any statement, notice, request or other communication hereunder shall be deemed sufficiently given to the addressee if delivered by hand or sent by Federal Express or comparable overnight courier air service to a party at the address set forth below for such party, or such other address as a party may from time to time designate by written notice:

For MPM:
                  MPM Corporation
                  16 Forge Park
                  Franklin,  MA  02038
                  Attention:  Chief Executive Officer

         Copy to:
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA  02111
                  Attention:  A. Jason Mirabito

For Quad:
                  Quad Systems Corporation
                  2405 Maryland Road
                  Willow Grove, PA  19090-1710
                  Attention:  Chief Executive Officer


         5.7 No waiver of any default, express or implied, made by either party hereto shall be binding upon the party making such waiver in the event of a subsequent default.

         5.8 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, or in any written agreement between the parties executed subsequent to the date of execution hereof, and signed by a duly authorized representative of the party to be bound thereby.

         5.9 If any article or subpart thereof of this Agreement shall be held invalid or unenforceable, it shall be deemed to be severed herefrom with the remaining articles and subparts thereof remaining in full force and effect.

         5.10 No changes or modifications are to be made to this Agreement unless evidenced in writing and signed for and on behalf of the parties.

         5.11 The headings in this Agreement are for convenience only and not intended to have any legal effect.

         5.12 The construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts and of the United States of America and the parties hereby submit to the jurisdiction of the Commonwealth of Massachusetts for resolution of any dispute related to this Agreement or the performance thereunder.

         5.13 This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same document.
         5.14 Any press releases must be approved by both parties.

Agreed to:

MPM Corporation  (Licensor)

By:     /s/ Gary Freeman                            Date:  March 2, 1998
        ----------------------------                       -------------
Title:      CTO
        ----------------------------

Quad Systems Corporation  (Licensee)

By:     /s/ David W. Smith                          Date:  March 2, 1998
        ----------------------------                       -------------
Title:       President & CEO
        ----------------------------